Exhibit 3.335
CERTIFICATE OF FORMATION
OF
VICTORIA HOSPITAL, LLC
Under Section 18-201 of the Delaware Limited Liability Company Act
FIRST: The name of the limited liability company is Victoria Hospital, LLC (the “Company”).
SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 25, 1998.
By: /s/ John M. Franck II
Name: John M. Franck II
Title: Authorized Person
NY-235457.1
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/25/1998
981373411 — 2948658

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 05/07/1999
991183222 — 2948658
CERTIFICATE OF MERGER
OF
HDP TEXAS, LLC
INTO
VICTORIA HOSPITAL, LLC
Pursuant to Section 18-209 of the Delaware Limited Liability Company Act
The undersigned limited liability company DOES HEREBY CERTIFY:
FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

Victoria Hospital, LLC (“LLC 1”)	Delaware

HDP Texas, LLC (“LLC 2”)	Delaware
SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities in the merger.
THIRD: LLC 2 shall be merged with and into LLC 1, with LLC 1 being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Victoria Hospital, LLC.
FOURTH: The Certificate of Formation of LLC 1 at the effective date of the merger shall be the Certificate of Formation of the Surviving Entity.
FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.
SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of the constituent entities.
SEVENTH: This Certificate of Merger shall be effective on May 7, 1999.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 6th day of May, 1999.
VICTORIA HOSPITAL, LLC
By: /s/ Ronald Lee Grubbs, Jr.
Ronald Lee Grubbs, Jr.
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 09/29/2000
001496885 — 2948658
CERTIFICATE OF MERGER
OF
SDH LP, LLC
INTO
VICTORIA HOSPITAL, LLC
Pursuant to Section 18-209 of the Delaware Limited Liability Company Act
The undersigned limited liability companies DO HEREBY CERTIFY:
FIRST: The name and the state of organization of each of the constituent entities to the merger are as follows.

Name	State of Formation

SDH LP, LLC	Delaware

Victoria Hospital, LLC	Delaware
SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) between the constituent entities to the merger (the “Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 18-209 of the Delaware Limited Liability Company Act.
THIRD: SDH LP, LLC will be merged with and into Victoria Hospital, LLC, with Victoria Hospital, LLC being the surviving entity in the Merger. The name of the surviving entity shall be Victoria Hospital, LLC.
FOURTH: The executed Merger Agreement is on file at the principal place of business of Victoria Hospital, LLC. The address of Victoria Hospital, LLC is 13455 Noel Road, 20’ Floor, Dallas, Texas 75240
FIFTH: A copy of the Merger Agreement will be furnished by Victoria Hospital, LLC, on request and without cost, to any member of the constituent entities.
IN WITNESS WHEREOF. this Certificate of Merger has been executed on this 29th day of September 2000.

VICTORIA HOSPITAL, LLC	SDH LP, LLC

By: VHC Medical, LLC, its sole member	By: Triad Holdings III, Inc., its sole member

/s/ W. Stephen Love	/s/ W. Stephen Love
Sr. Vice President	Sr. Vice President

LIMITED LIABILITY COMPANY
CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN THE
CERTIFICATE OF MERGER
OF
SDH LP, LLC
WITH AND INTO
VICTORIA HOSPITAL, LLC
FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON SEPTEMBER 29, 2000
1. The name of the constituent limited liability companies are SDHLP, LLC and Victoria Hospital, LLC (Surviving Limited Liability Company).
2. A Certificate of Merger was filed by the Secretary of State of Delaware on September 29, 2000 that requires correction as permitted by Section 18-211 of the Delaware Limited Liability Company Act.
3. The inaccuracy or defect of the Certificate to be corrected is as follows:
Paragraph Sixth containing the effective date of the merger was not included because of a printing error.
4. Paragraph Sixth of the Certificate is added as follows:
SIXTH: The effective date of this Certificate of Merger is October 1, 2000.
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 10/16/2000
001520872 — 2948658
IN WITNESS WHEREOF, this Certificate of Correction been executed on this16th day of October 2000.
VICTORIA HOSPITAL, LLC

/s/ Michael L. Silhol
Michael L. Silhol
Vice President